Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-249142
CALCULATION OF REGISTRATION FEE
Title of Each Class ofSecurities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.02	982,143	$56.00	$55,000,008	$6,000.50

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 30, 2020)
892,857 Shares

PAR Technology Corporation
Common Stock
We are offering 892,857 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “PAR.” On September 10, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $69.76 per share.
Concurrently with this offering of common stock, we are offering 1.50% convertible senior notes due 2027 (the “2027 Convertible Notes”), in an aggregate principal amount of $235.0 million ($265.0 million aggregate principal amount if the underwriters exercise in full their option to purchase additional notes) pursuant to a separate prospectus supplement in an underwritten public offering. The closing of this offering of common stock is not contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent convertible notes offering is not contingent upon the closing of this offering of common stock, so it is possible that the common stock offering occurs and the concurrent convertible notes offering does not occur, and vice versa. Moreover, amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein or, with respect to the concurrent convertible notes offering, in the prospectus supplement for that offering. Nothing in this prospectus supplement shall constitute an offer to sell or the solicitation of an offer to buy the 2027 Convertible Notes. See “Concurrent Convertible Notes Offering.”
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-9 of this prospectus supplement, page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, which have been filed with the Securities and Exchange Commission and are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.
	Per share	Total
Public offering price	$56.00	$49,999,992
Underwriting discounts and commissions	$2.24	$2,000,000
Proceeds to us, before expenses	$53.76	$47,999,992
Delivery of the shares of common stock is expected to be made on or about September 17, 2021. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 89,286 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $2,200,000, and the total proceeds to us, before expenses, will be $52,800,008.
Sole Book-Running Manager
Goldman Sachs & Co. LLC
Co-Managers
BTIG	Needham & Company	Craig-Hallum
Prospectus Supplement dated September 14, 2021

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and this offering of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “PAR,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean PAR Technology Corporation and our consolidated subsidiaries unless otherwise specified.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this summary together with the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“2020 Form 10-K”) and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 (“Q1 2021 Form 10-Q”) and June 30, 2021 (“Q2 2021 Form 10-Q”, together with the Q1 2021 Form 10-Q, the “2021 Form 10-Qs”). You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement, and in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K, our 2021 Form 10-Qs and the documents that we subsequently file with the Securities and Exchange Commission (“SEC”), as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make an investment decision. Some of the statements in this prospectus supplement and the accompanying prospectus and documents incorporated herein and therein constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” In addition, any reference herein to, or description of, the concurrent convertible notes offering is wholly subject to the other prospectus supplement pursuant to which the 2027 Convertible Notes are being offered, and you should not rely on this prospectus supplement in making an investment decision to purchase the 2027 Convertible Notes.
Company Overview
PAR Technology Corporation, through its wholly owned subsidiaries—ParTech, Inc. (“ParTech”) and PAR Government Systems Corporation—operates in two distinct reporting segments, Restaurant/Retail and Government. Our Restaurant/Retail segment provides point-of-sale (“POS”) software, hardware and integrated technical solutions to the restaurant and retail industries. Our Government segment provides intelligence, surveillance, and reconnaissance solutions and mission systems support to the Department of Defense (“DoD”) and other Federal agencies.
On April 8, 2021, we acquired Punchh Inc. (“Punchh”), a leader in customer loyalty and engagement solutions, for approximately $509.6 million paid in cash and shares of our common stock to Punchh equity holders. In connection with, and to partially fund, the acquisition of Punchh, we entered into a credit agreement on April 8, 2021 with certain lenders and Owl Rock First Lien Master Fund, L.P., as administrative agent and collateral agent (the “Owl Rock Credit Agreement”), which provides for a term loan in an initial aggregate principal amount of $180.0 million (the “Owl Rock Term Loan”).
Restaurant/Retail Segment
We are a leading provider of POS software, systems, and services to the restaurant and retail industries, with more than 500 customers currently using our software products and more than 50,000 active restaurant locations. Our promise is to deliver the solutions that connect people to the restaurants, meals, and moments they love. We provide multi-unit and individual restaurants, franchisees, and enterprise customers in the three major restaurant categories a fully integrated cloud solution.
We offer quick service, fast casual, and table service restaurants with operational efficiencies, by combining our Brink POS cloud software for front-of-house, our Data Central back-office cloud software, our Punchh loyalty and engagement software and our PAR Pay and PAR Payment Services onto a unified commerce cloud platform. This unified commerce cloud platform is further extended with our compatible POS hardware and drive-thru solutions. Our open API (application programming interface) allows for integration with the world’s leading restaurant technology platforms.
Point-of-Sale Software. Brink POS is an open solution offering customers the opportunity to integrate with third party products and in-house systems. In support of our customers’ need to quickly adapt to changing market conditions, we offer the largest integration ecosystem – 200+ partners across various product solution categories including: mobile/online ordering, self-ordering kiosks, kitchen video systems, enterprise reporting, and other solutions relevant to our customers’ businesses, including Punchh, our cloud-based customer loyalty and engagement solution, and Data Central, our cloud-based back-office solution. These integration capabilities enable restaurants to increase visits and customer check size, improve operational efficiency, and most importantly, position them to win in an ever changing competitive market.
Loyalty and Engagement. Punchh is a leading enterprise-grade customer loyalty and engagement solution for restaurant and convenience store brands to build direct one-to-one customer relationships and to increase customer lifetime value, and same-store sales. Punchh provides physical retailers comprehensive, AI-powered tools to deliver omnichannel loyalty experiences and campaigns to engage their customers, create real-time 360-degree insights and drive repeat purchases and higher average spend. The Punchh platform seamlessly integrates with customers’ existing systems.
PAR Pay and Payment Services. PAR Payment Services, our merchant services offering, which we released in the third quarter of 2020, provides restaurants with card payment processing capabilities, which we service and support. Our entry point into the payments ecosystem - PAR Pay - an EMV payments solution, was introduced in 2018. Both PAR Payment Services and PAR Pay offer restaurants various choices including payment devices, gift card programs, and payment processors.
Back-office SaaS Software. Data Central, a cloud software platform of back-office applications, leverages business intelligence and automation technologies to decrease food costs, manage labor and improve overall customer service. Data Central provides restaurants with the necessary tools to achieve peak operational and financial efficiency; it serves as the central hub of restaurant intelligence by collecting information from POS, inventory, supply, payroll and accounting systems to provide a comprehensive view of a restaurant’s operations. Data Central is mobile-friendly, providing browser level access to all store level functions.
POS Hardware. PAR EverServ and Helix platforms are designed to reliably operate in harsh environments associated with food service; they are durable and highly functioning, scalable, and easily integrated, offering customers competitive performance at a cost-conscious price. Our hardware platforms are compatible with popular third-party operating systems, support a distributed processing environment and are suitable for a broad range of use and functions within the markets served.
Wireless Communications, Drive-Thru Systems. Our POS integrated solutions include a comprehensive offering of wireless headsets for drive-thru order-taking. This product offering has been of particular relevance during the COVID-19 pandemic as it provides our customers with another means to deliver their products and serve their customers, even in these most uncertain times.
Services. We provide a comprehensive portfolio of services to support our customers’ technology and hardware requirements, including training, installation, technical support and repair services.
Government Segment
PAR’s Government segment provides technical expertise in contract development of advanced systems and software solutions for the DoD and other Federal agencies, as well as satellite, communication and IT mission systems support at a number of U.S. Government facilities both in the U.S. and worldwide. The Government segment is focused on two principal offerings, intelligence solutions and mission systems contract support, with additional revenue from a small number of licensed software products for use in analytic and operational environments that leverage geospatial intelligence data.
Corporate Information
Our principal executive office is located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600. Our website is www.partech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.
“PAR,” “Brink POS®,” “PixelPoint®,” “PAR EverServ®,” “Helix,” “Restaurant Magic®,” “Data Central®,” “Punchh®” and other trademarks appearing in this prospectus supplement belong to us. This prospectus supplement may also contain trade names and trademarks of other companies. Our use of such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.
Concurrent Convertible Notes Offering
Concurrently with this offering of common stock, we are offering the 2027 Convertible Notes in an aggregate principal amount of $235.0 million ($265.0 million aggregate principal amount if the underwriters exercise in full their option to purchase additional notes pursuant to a separate prospectus supplement in an underwritten public offering). The closing of this offering of common stock is not contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent convertible notes offering is not contingent upon the closing of this offering of common stock, so it is possible that the common stock offering occurs and the concurrent convertible notes offering does not occur, and vice versa. Moreover, amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein or, with respect to the concurrent convertible notes offering, in the prospectus supplement for that offering. Nothing in this prospectus supplement shall constitute an offer to sell or the solicitation of an offer to buy the 2027 Convertible Notes. See “Concurrent Convertible Notes Offering” on page S-18.

THE OFFERING
Issuer
PAR Technology Corporation
Common stock offered by us
892,857 shares of common stock
Underwriters’ option to purchase additional shares
We have granted the underwriters a 30-day option to purchase up to an additional 89,286 shares of common stock.
Common stock to be outstanding after the offering
26,776,097 shares (26,865,383 shares if the underwriters exercise their option to purchase additional shares in full)
Use of proceeds
We estimate that the net proceeds from this offering of common stock will be approximately $47.7 million, or approximately $52.5 million if the underwriters exercise their option to purchase the additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In addition, concurrently with this offering of common stock, we are offering the 2027 Convertible Notes, in an aggregate principal amount of $235.0 million ($265.0 million aggregate principal amount if the underwriters exercise their option to purchase additional 2027 Convertible Notes in full) pursuant to a separate prospectus supplement in an underwritten public offering. Through this offering of common stock and our concurrent convertible notes offering, we expect to receive aggregate net proceeds of approximately $275.4 million, or approximately $309.3 million if the underwriters exercise their options to purchase the additional shares and 2027 Convertible Notes in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering of common stock and the concurrent convertible notes offering to repay in full our indebtedness (including accrued interest and prepayment premium) under the Owl Rock Term Loan. We intend to use the remaining net proceeds from the concurrent offerings (including any net proceeds from the sale of any additional notes or shares of common stock) for general corporate purposes, including continued investment in the growth of our businesses and for other working capital needs. We may also use a portion of the net proceeds to acquire or invest in other assets complementary to our businesses or for repurchases of our other indebtedness.
Concurrent convertible notes offering
Concurrently with this offering of common stock, we are offering the 2027 Convertible Notes in an aggregate principal amount of $235.0 million ($265.0 million aggregate principal amount if the underwriters exercise their option to purchase additional 2027 Convertible

Notes in full) pursuant to a separate prospectus supplement in an underwritten public offering. The closing of this offering of common stock is not contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent convertible notes offering is not contingent upon the closing of this offering of common stock, so it is possible that the common stock offering occurs and the concurrent convertible notes offering does not occur, and vice versa. Moreover, amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein or, with respect to the concurrent convertible notes offering, in the prospectus supplement for that offering.
Risk factors
See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.
Symbol on the New York Stock Exchange
“PAR”
The number of shares of common stock to be outstanding after this offering of common stock is based on 25,848,889 shares of common stock outstanding as of June 30, 2021, and excludes the following, in each case as of such date:
•
2,518,444 shares of common stock reserved for issuance under our equity incentive plans in respect of which (1) we have granted options to purchase 1,403,009 shares of common stock at a weighted average exercise price of $11.83 per share, and (2) 417,559 shares are issuable upon vesting of outstanding restricted stock units;

•
39,753 shares of common stock reserved for issuance upon vesting of restricted stock units issued by us in connection with our assumption of awards granted by AccSys, LLC (“Restaurant Magic”) under its long term incentive plan prior to the closing of our acquisition of Restaurant Magic;

•
an aggregate of 4,338,322 shares of common stock reserved for issuance in connection with conversions of our 4.500% Convertible Senior Notes due 2024 (the “2024 Convertible Notes”) and our 2.875% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”);

•	330,000 shares of common stock reserved for issuance under our 2021 employee stock purchase plan;
•
500,000 shares of common stock that we may issue in the future pursuant to a warrant with an exercise price of $76.50 per share issued to PAR Act III, LLC on April 8, 2021 in connection with our acquisition of Punchh (as such number may be adjusted from time to time as a result of anti-dilution provisions in the warrant, including an immaterial increase to the number of shares and an immaterial decrease to the exercise price in connection with this offering); and

•	the shares of common stock to be reserved for issuance upon conversion of the 2027 Convertible Notes being offered by us in connection with the concurrent convertible notes offering.
Unless otherwise indicated, the number of shares of our common stock described above assumes no exercise of outstanding options, no vesting of restricted stock units, no conversion of outstanding convertible notes and no exercise of the underwriters’ options to purchase additional shares of common stock or additional 2027 Convertible Notes in the concurrent convertible notes offering.

SUMMARY OF CONSOLIDATED FINANCIAL AND OPERATING DATA
The following table summarizes our consolidated financial and operating data. We have derived the consolidated statement of operations data for the years ended December 31, 2018, 2019 and 2020 from our audited consolidated financial statements incorporated by reference in this prospectus supplement from our 2020 Form 10-K. We have derived the following summary of our consolidated statement of operations data for the six months ended June 30, 2021 and the consolidated balance sheet data as of June 30, 2021 from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement from our Q2 2021 Form 10-Q. In the opinion of management, the unaudited data reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements. Our historical results are not necessarily indicative of future results, and results for any interim period are not necessarily indicative of results that should be expected for any full year. You should read this summary of consolidated financial and operating data together with our consolidated financial statements and related notes and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in our 2020 Form 10-K and our Q2 2021 Form 10-Q and incorporated by reference in this prospectus supplement.
	Year Ended December 31,			Six Months Ended June 30,
	2018	2019(1)	2020	2020	2021(1)
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenues:
Product	$78,787	$66,329	$73,228	$30,967	$42,495
Service	55,282	56,978	69,284	34,075	45,213
Contract	67,177	63,925	71,274	35,381	35,709
Total net revenues	201,246	187,232	213,786	100,423	123,417
Costs of sales:
Product	60,694	51,189	58,887	24,887	33,372
Service	43,051	40,389	49,933	22,558	31,635
Contract	59,982	58,243	65,641	32,852	33,107
Total cost of sales	163,727	149,821	174,461	80,297	98,114
Gross margin	37,519	37,411	39,325	20,126	25,303
Operating expenses:
Selling, general and administrative	35,810	38,068	46,196	21,476	37,483
Research and development	12,412	13,372	19,252	9,403	14,452
Amortization of identifiable intangible assets	22	156	1,163	420	764
Adjustment to contingent consideration liability	(450)	—	(3,340)	—	—
Gain on insurance proceeds	—	—	—	—	(4,400)
Total operating expenses	47,794	51,596	63,271	31,299	48,299
Operating loss	(10,275)	(14,185)	(23,946)	(11,173)	(22,996)
Other income (expense), net	683	(449)	808	(764)	(392)
Interest expense	(387)	(4,571)	(8,287)	(4,083)	(7,097)
Loss on extinguishment of debt	—	—	(8,123)	(8,123)	—
Loss before (provision for) benefit from income taxes	(9,979)	(19,205)	(39,548)	(24,143)	(30,485)
(Provision for) benefit from income taxes	(14,143)	3,634	2,986	4,257	12,258
Net loss	$(24,122)	$(15,571)	(36,562)	$(19,886)	$(18,227)
Net loss per share	$(1.50)	$(0.96)	(1.92)	$(1.10)	$(0.77)
Weighted average shares outstanding (basic and diluted)	16,041	16,223	19,014	18,092	23,716
(1)	The results of Data Central are included in the Company's consolidated results as of December 19, 2019 and the results of Punchh are included in the Company’s consolidated results as of April 8, 2021.

	Year Ended December 31,			Six Months Ended June 30,
	2018	2019(1)	2020	2020	2021(1)
	(in thousands)
Selected Operating Data:
Segments Revenue:
Restaurant/Retail	$134,069	$123,307	$142,512	$65,042	$87,708
Government	67,177	63,925	71,274	35,381	35,709
Segments Gross Margin:
Restaurant/Retail	22.6%	25.7%	23.6%	27.1%	25.9%
Government	10.7%	8.9%	7.9%	7.1%	7.3%
Brink Annualized Recurring Revenue (ARR)(2)	$14,474	$19,220	$24,705	$21,504	$27,605
Data Central Annualized Recurring Revenue (ARR)(2)(4)	—	$7,390	$8,794	$8,152	$8,757
Punchh Annualized Recurring Revenue (ARR)(2)(5)	—	—	—	—	$40,302
Brink Average Revenue per User (ARPU)(3)	$1,943	$2,015	$2,108	$2,098	$2,092
(1)	The results of Data Central are included in the Company's consolidated results as of December 19, 2019 and the results of Punchh are included in the Company’s consolidated results as of April 8, 2021.
(2)
“Annual Recurring Revenue” or “ARR” is our annualized revenue from subscription as a service (SaaS) and related revenue of our software product. We calculate ARR by annualizing the monthly recurring revenue, or MRR, for the last month of each reporting period. ARR also includes recurring payment processing services revenue, net of expenses. PAR charges a per-transaction fee each time a customer payment is processed electronically.

(3)	“Average Revenue Per User” or “ARPU” is defined as annual revenue per user. We calculate ARPU by dividing the ARR by the active number of stores.
(4)	Data Central had ARR of approximately $6.3 million in the fiscal year ended December 31, 2018.
(5)	Punchh had ARR of approximately $18.6 million, $26.5 million and $31.7 million in the fiscal years ended December 31, 2018, 2019 and 2020, respectively.
	Year Ended December 31,		Six Months Ended June 30,
	2019	2020	2020	2021
Selected Brink Operating Data:	(Brink installation, Bookings(1), Activations(2) and Churn(3) data)
Brink Installations (at end of period)	9,800	11,722	10,280	13,234
Brink Bookings	3,326	4,245	1,539	2,357
Brink Activations	2,666	3,099	1,453	1,603
Brink Annualized Churn Rate	6.8%	4.8%	4.7%	4.6%
(1)	“Booking” is a customer purchase order for SaaS; upon PAR’s acceptance, the customer is obligated to purchase the SaaS and pay PAR for the services.
(2)
“Activations” are calculated as of the end of each month based on the number of SaaS customers that have initiated use of our software products/platforms. Once “activated”, PAR begins to invoice/bill the customer.

(3)	“Churn” reflects the negative change in SaaS subscription levels of PAR customers, calculated by dollars for a specific period.

	As of June 30, 2021
	Actuals	As Adjusted(2)
	(in thousands)
Consolidated Balance Sheet Data:
Assets
Cash and cash equivalents	$85,218	$360,608
Working capital(1)	116,652	392,042
Accounts receivable – net	45,248	45,248
Inventories – net	29,947	29,947
Total assets	797,675	1,073,065
Total liabilities	361,114	588,784
Total shareholders’ equity	436,561	484,281
(1)	We define working capital as current assets less current liabilities.
(2)
The as adjusted consolidated balance sheet data gives effect to the receipt of the net proceeds from the issuance of the notes in the concurrent convertible notes offering (assuming no exercise of the underwriters’ option to purchase additional notes) and the net proceeds from the sale of the common stock in this offering (assuming no exercise by the underwriters of their option to purchase additional shares), in each case, after deducting the underwriting discounts and estimated offering expenses payable by us.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider carefully the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Form 10-K, our 2021 Form 10-Qs and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make a decision to invest in our common stock. Additional risks and uncertainties not now known to us or that may now be immaterial may also adversely affect our business or financial performance. Our business, operations, financial condition, financial results and prospects could be materially and adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.
In addition to the risks relating to us described in our reports described above and any subsequent filings, the following risks amend or supplement such risks, including risks relating to an investment in our common stock.
Risks Relating to our Common Stock and this Offering of Common Stock
Our management team may invest or spend the proceeds of this offering of common stock in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering of common stock. We expect to use the net proceeds from this offering of common stock and the concurrent convertible notes offering to repay in full our indebtedness (including accrued interest and prepayment premium) under the Owl Rock Term Loan. We intend to use the remaining net proceeds from the concurrent offerings (including any net proceeds from the sale of any additional notes or shares of common stock) for general corporate purposes, including continued investment in the growth of our businesses and for other working capital needs. We may also use a portion of the net proceeds to acquire or invest in other assets complementary to our businesses or for repurchases of our other indebtedness.
If you purchase our common stock in this offering, you will incur immediate dilution in your shares. You will experience further dilution if we issue additional equity securities in the future.
Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution as set forth under “Dilution.”
In addition, as of June 30, 2021, we had shares reserved for issuance pursuant to our equity incentive plans, employee stock purchase plan, restricted stock units issued in connection with our acquisition of Restaurant Magic, our 2024 Convertible Notes and our 2026 Convertible Notes and the warrant issued to PAR Act III, LLC on April 8, 2021 in connection with our acquisition of Punchh. We also expect to reserve shares of common stock for issuance upon conversion of the 2027 Convertible Notes. Any of the foregoing may result in additional dilution to our shareholders.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient cash to fund our near-term and long-term business strategies and initiatives. To the extent that additional cash is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.
We have never paid cash dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.
We have never declared or paid cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any determination to pay dividends on our common stock will be at the discretion of our board of directors, and the amount of cash dividends per share will depend on, among other things, our future earnings, financial condition, results of operations, level of indebtedness, capital requirements and surplus, the terms of the Owl Rock Credit Agreement (if not entirely repaid with the net proceeds from this offering of common stock and the concurrent convertible notes offering) and other contractual restrictions, and the number of shares of common stock outstanding.

Future sales, or the perception of future sales, of our common stock or our other securities could depress the price of our common stock.
We may issue and sell additional shares of common stock or other securities in subsequent offerings to raise capital or issue shares for other purposes, including in connection with acquisitions or other strategic transactions. In the concurrent convertible notes offering we are selling the 2027 Convertible Notes which may in the future become convertible into shares of our common stock. We cannot predict (i) the size of future issuances of equity securities, (ii) the size and terms of future issuances of debt instruments or other securities convertible into equity securities or (iii) the effect, if any, that future issuances and sales of our securities will have on the market price of the common stock. Transactions involving newly issued common stock could result in dilution, possibly substantial, to our security holders.
Sales of substantial amounts of our common stock by our existing stockholders, or the perception that these sales could occur, including the perception that securities granted under our equity compensation plans will be sold in the public market, could adversely affect the prevailing market price of our common stock. A decline in the market price of our common stock or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
The price of our common stock may be negatively impacted by factors that are unrelated to our actual operating performance.
A number of factors can impact the trading price of our common stock, many of which are outside our control. The stock market in general is subject to fluctuations that affect the share prices and trading volumes of many companies, and these broad market fluctuations could adversely affect the market price of our common stock. Factors that could affect our common stock price include but are not necessarily limited to the following:
•	uncertainties and risks created by the COVID-19 pandemic on our business, our customers, the restaurant industry generally, and the global economy;
•	actual or anticipated fluctuations in our operating results and financial condition;
•	the performance and prospects of our major customers;
•	fluctuations in the trading volume of our common stock;
•	shareholder activism;
•	a lack of earnings guidance and the degree to which securities analysts follow us;
•	uncertainty regarding the successful integration and realization of the anticipated synergies and other anticipated benefits from the Punchh acquisition;
•	investor perception of us and the industries in which we operate;
•	uncertainty regarding domestic and international political conditions, including tax policies; and
•	uncertainty regarding the prospects of domestic and foreign economies.
If securities analysts do not publish research or reports about our business, or if they issue unfavorable commentary or negative recommendations with respect to our common stock, the price of our common stock could decline.
The trading market for our common stock is influenced by the research and reports that equity research and other securities analysts publish about us, our business, and our industry. We do not have control over these analysts. Analysts could issue negative recommendations with respect to our common stock or publish other unfavorable commentary or cease publishing reports about us, our business, or our industry. As a result of one or more of these factors, the market price of our common stock could decline rapidly and our common stock trading volume could be adversely affected.

Our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could discourage lawsuits against us and our directors and officers.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;
•	any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws; or
•	any action asserting a claim governed by the internal affairs doctrine.
This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 (the “Exchange Act”). It could apply, however, to a suit that falls within one or more of the categories set forth in the exclusive forum provision and that also asserts claims under the Securities Act of 1933, as amended (the “Securities Act”), inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Certain provisions of our certificate of incorporation and bylaws and Delaware law may discourage a takeover of our company.
Our certificate of incorporation and bylaws contain certain provisions that may discourage, delay, or prevent a change in our management or control over us. For example, our certificate of incorporation and bylaws, collectively:
•	authorize the issuance of undesignated preferred stock that could be issued by our board of directors to thwart a takeover attempt;
•	provide that vacancies on our board of directors, including vacancies resulting from an enlargement of our board of directors, may be filled only by a majority vote of directors then in office;
•
permit only the board of directors, or the chairman of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company to call special meetings of stockholders;

•	prohibit stockholder action by written consent except by unanimous written consent of all stockholders; and
•	establish advance notice requirements for nominations of candidates for elections as directors or to bring other business before an annual meeting of our stockholders.
These provisions could discourage potential acquisition proposals and could delay or prevent a change in control, even though a majority of stockholders may consider such proposal, if effected, desirable. Such provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions may inhibit increases in the trading price of our common stock that may result from takeover attempts or speculation.
Risks Relating to Our Convertible Notes
We may incur substantially more debt or take other actions, which would intensify the risks discussed above.
The terms of the indentures governing the 2024 Convertible Notes, the 2026 Convertible Notes, and the 2027 Convertible Notes (collectively, the “Convertible Notes”) do not restrict our ability to incur additional indebtedness, secure our existing and any future indebtedness or refinance our current indebtedness. Our incurrrence of substantially more debt could diminish our ability to make payments on the Convertible Notes or our other debt.
The conditional conversion feature of our Convertible Notes, if triggered, may adversely affect our financial condition and operating results.
Our 2024 Convertible Notes and our 2026 Convertible Notes are currently convertible and the 2027 Convertible Notes may in the future become convertible. Even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Convertible Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
Our Convertible Notes are our obligations only and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.
The 2024 Convertible Notes and the 2026 Convertible Notes are currently, and the 2027 Convertible Notes will be, our obligations exclusively and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including any outstanding Convertible Notes, which are subordinate to the indebtedness (if any) of the Owl Rock Term Loan, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the 2024 Convertible Notes or the 2026 Convertible Notes or to make any funds available for that purpose and will have no such obligations in connection with the 2027 Convertible Notes. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to restriction under the Owl Rock Credit Agreement, as well as other contractual and other restrictions and are subject to other business and tax considerations.
Conversion of the Convertible Notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.
Our 2024 Convertible Notes and our 2026 Convertible Notes are currently convertible and the 2027 Convertible Notes may in the future become convertible. The conversion of some or all of the outstanding Convertible Notes will dilute the ownership interests of existing stockholders to the extent that we deliver shares upon any such conversion. Any sales in the public market of the common stock issuable upon the conversion of Convertible Notes could adversely affect prevailing market prices of our common stock. In addition, the existence of the Convertible Notes may encourage short selling by market participants because the conversion of the Convertible Notes could be used to satisfy short positions, or anticipated conversion of the Convertible Notes into shares of our common stock could depress the price of our common stock.
Furthermore, we may elect to satisfy a conversion in cash, stock or a combination of cash and stock. Accordingly, any conversion will result in additional outstanding shares of our common stock, a reduction in our cash availability, or both.
Certain provisions in the indentures governing the Convertible Notes could delay or prevent an otherwise beneficial takeover or takeover attempt of us.
Certain provisions in the 2024 Convertible Notes and the 2026 Convertible Notes and the indentures governing such notes, as well as in the 2027 Convertible Notes and the indenture governing those notes, could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change under the indentures governing the Convertible Notes, holders of Convertible Notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change under the indentures, we may be required to increase the conversion rate for holders who convert their notes in connection with such takeover. In either case, and in other cases, our obligations under the Convertible Notes and the governing indentures could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

We may not have the ability to generate or raise the funds necessary to pay interest on our indebtedness, including the Convertible Notes, to repurchase the notes upon a fundamental change or to settle conversions of the notes in cash.
We are obligated to pay interest on the 2024 Convertible Notes and the 2026 Convertible Notes semi-annually in cash (and will be obligated to pay interest on the 2027 Convertible Notes semi-annually in cash following the concurrent convertible notes offering) and, in certain circumstances, we are obligated to pay additional interest or special interest on such indebtedness. If a fundamental change occurs, holders of the Convertible Notes may require us to repurchase all or a portion of their notes in cash. Furthermore, upon conversion of any Convertible Notes, unless we elect to deliver solely shares of our common stock to settle the conversion (excluding cash in lieu of delivering fractional shares of our common stock), we must make cash payments in respect of the notes. Any of the cash payments described above could be significant, and we may not have enough available cash or be able to obtain financing so that we can make such payments when due. If we fail to pay interest on our indebtedness, repurchase the notes when required or deliver the consideration due upon conversion, we will be in default under the indentures governing the Convertible Notes.
Servicing our debt may require a significant amount of cash, and we may not have sufficient cash flow from our operating subsidiaries to pay our debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Convertible Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our operating subsidiaries may not generate cash flow from operations in the future sufficient to service our debt because of factors beyond our control. If our operating subsidiaries are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to raise funds through debt or equity issuances, refinance our indebtedness and otherwise access the credit and capital markets at the times and in the amounts needed and on acceptable terms will depend on the capital markets and our financial condition at such time.
We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering of common stock contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management’s current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained herein and the in the accompanying prospectus, the documents incorporated by reference and any free writing prospectus, including forward-looking statements relating to and our expectations regarding our recent acquisition of Punchh and the anticipated benefits of such acquisition, our anticipated use of proceeds from this offering of common stock and the concurrent convertible notes offering, and the adverse impact of the COVID-19 pandemic, including the new Delta variant, on our business, operations, and financial results. While we have taken, and continue to take, precautionary measures intended to minimize the impact of COVID-19 to our employees and to our business, there can be no assurances that these actions are sufficient and that additional actions will not be required. Factors that have adversely affected and may continue to adversely affect, and that could subsequently adversely impact, our business, operations and financial results due to the COVID-19 pandemic include: customer store closures; significant reductions or volatility in demand for our products and services; shortages of hardware materials and components, shipping delays and increased costs; canceled or delayed store implementations, decreased product adoptions and bookings; reduced or delayed software or hardware deployments and a reprioritization of investments in technology or point-of-sale infrastructure; delayed payments or payment defaults by customers; our ability to be agile in executing our business and strategies and our management of business continuity risks, including increased exposure to potential cybersecurity breaches and attacks, disruptions or delays in product assembly and fulfillment, and limitations on our selling and marketing efforts; our ability to successfully attract, hire and retain necessary qualified employees to develop and expand our business; and the possible impairment of goodwill and other intangible assets in the event of a significant decline in our financial performance. The extent to which the COVID-19 pandemic will continue to impact our business, operations, and financial results is uncertain and cannot be predicted, and there can be no assurance that the COVID-19 pandemic will not have a material and adverse effect on our business, operations and financial results during any quarter or year in which we are affected. Other factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained herein, in the accompanying prospectus, the documents incorporated by reference and any free writing prospectus are described under “Risk Factors” beginning on page S-9 of this prospectus supplement and in our 2020 Form 10-K, our 2021 Form 10-Qs and the documents that we subsequently file with the SEC and any amendments thereto reflected in subsequent filings, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section in this prospectus supplement and in our 2020 Form 10-K and our 2021 Form 10-Qs, respectively, which are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

USE OF PROCEEDS
We estimate that the aggregate net proceeds of the common stock offering and the convertible notes offering will be approximately $275.4 million, or approximately $309.3 million if the underwriters in each offering exercise their options to purchase additional Notes and additional shares of common stock in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from this common stock offering and the concurrent convertible notes offering to repay in full our indebtedness (including accrued interest and prepayment premium) under the Owl Rock Term Loan. The Owl Rock Term Loan matures on April 8, 2025 and bears interest at a rate equal to either a base rate plus a margin of 3.75% or a Eurocurrency rate plus a margin of 4.75%, as selected by us. We intend to use the remaining net proceeds from the concurrent offerings (including any net proceeds from the sale of any additional Notes or shares of common stock) for general corporate purposes, including continued investment in the growth of our businesses and for other working capital needs. We may also use a portion of the net proceeds to acquire or invest in other assets complementary to our businesses or for repurchases of our other indebtedness.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021:
•	on an actual basis; and
•
on an as adjusted basis giving effect to the receipt of the net proceeds from the sale of the notes in the concurrent convertible notes offering (assuming no exercise of the underwriters’ option to purchase additional notes) and the net proceeds from the sale of the common stock in this offering (assuming no exercise by the underwriters of their option to purchase additional shares), in each case, after deducting the underwriting discounts and estimated offering expenses payable by us.

You should read this information together with our financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.”
	As of June 30, 2021
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$85,218	$ 360,608

Debt:
Owl Rock Term Loan	171,211	171,211
Subordinated promissory note due 2022	1,044	1,044
2024 Convertible Notes(1)	11,479	11,479
2026 Convertible Notes(1)	96,038	96,038
2027 Convertible Notes(1)	—	227,670
Total	279,772	507,442
Equity:
Preferred stock $0.02 par value, 1,000,000 shares authorized	—	—
Common stock $0.02 par value, 58,000,000 shares authorized; 26,998,216 and 27,891,073 shares issued, 25,848,889 and 26,741,746 shares outstanding at June 30, 2021 actual and as adjusted, respectively	540	558
Additional paid in capital	14,295	561,997
Accumulated deficit	(64,933)	(64,933)
Accumulated other comprehensive loss	(3,883)	(3,883)
Treasury stock	(9,458)	(9,458)
Total shareholders’ equity	436,561	484,281
Total capitalization	$716,333	$991,723
(1)	Net of unamortized discount (including unamortized issuance cost).

The outstanding share information in the table above is based on 25,848,889 shares of common stock outstanding as of June 30, 2021 and excludes the following, in each case as of such date:
•
2,518,444 shares of common stock reserved for issuance under our equity incentive plans, of which (1) we have granted options to purchase 1,403,009 shares of common stock at a weighted average exercise price of $11.83 per share, and (2) 417,559 shares are issuable upon vesting of outstanding restricted stock units;

•
39,753 shares of common stock reserved for issuance upon vesting of restricted stock units issued by us in connection with our assumption of awards granted by Restaurant Magic under its long term incentive plan prior to the closing of our acquisition of Restaurant Magic;

•	an aggregate of 4,338,322 shares of common stock reserved for issuance in connection with conversions of our 2024 Convertible Notes and our 2026 Convertible Notes;
•	330,000 shares of common stock reserved for issuance under our 2021 employee stock purchase plan;
•
500,000 shares of common stock that we may issue in the future pursuant to a warrant with an exercise price of $76.50 per share issued to PAR Act III, LLC on April 8, 2021 in connection with our acquisition of Punchh (as such number may be adjusted from time to time as a result of anti-dilution provisions in the warrant, including an immaterial increase to the number of shares and an immaterial decrease to the exercise price in connection with this offering); and

•	the shares of common stock to be reserved for issuance upon conversion of the 2027 Convertible Notes being offered by us in connection with the concurrent convertible notes offering.

CONCURRENT CONVERTIBLE NOTES OFFERING
Concurrently with this offering of common stock, we are offering $235.0 million aggregate principal amount of 2027 Convertible Notes ($265.0 million aggregate principal amount if the underwriters exercise their option to purchase additional 2027 Convertible Notes in the concurrent convertible notes offering in full) pursuant to a separate prospectus supplement in an underwritten public offering. The closing of this offering of common stock is not contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent convertible notes offering is not contingent upon the closing of this offering of common stock, so it is possible that the common stock offering occurs and the concurrent convertible notes offering does not occur, and vice versa. Moreover, amounts sold in each offering are subject to change based on market conditions relating to a particular security; there are no assurances that one or both of the offerings will be completed or completed on the terms described herein. Nothing in this prospectus supplement shall constitute an offer to sell or the solicitation of an offer to buy the 2027 Convertible Notes.
The 2027 Convertible Notes will mature on October 15, 2027 unless earlier converted or repurchased. The notes will bear interest at a rate of 1.50% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2022. Subject to satisfaction of certain conditions and during certain periods, the 2027 Convertible Notes may be converted at an initial conversion rate of 12.9870 shares of our common stock per $1,000 principal amount of 2027 Convertible Notes (equivalent to an initial conversion price of approximately $77.00 per share of our common stock). The conversion rate will be subject to adjustment upon certain events.
Assuming no exercise of the underwriters’ option to purchase additional 2027 Convertible Notes, we estimate that the net proceeds of the concurrent convertible notes offering, after deducting the underwriting discount and our estimated offering expenses, will be approximately $227.7 million.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a discussion of material U.S. federal income and estate tax considerations relating to ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings, and judicial decisions, as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement.
This discussion addresses only non-U.S. holders that hold shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income or any aspects of U.S. state, local, or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
•	insurance companies;
•	tax-exempt organizations and governmental organizations;
•	financial institutions;
•	brokers or dealers in securities, currencies or commodities;
•	pension plans
•	regulated investment companies, real estate investment trusts;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	persons who have elected to mark securities to market;
•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment
•	persons that will hold the common stock in an individual retirement account, 401(k) plan or similar tax-favored account
•	partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities; and
•	certain U.S. expatriates.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are classified as partnerships for U.S. federal income tax purposes) or persons who hold their common stock through partnerships or other entities that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her, or its own tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our common stock through a partnership or other pass-through entity, as applicable.
Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding, and disposing of our common stock.
Dividends
Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Gain on Disposition of Common Stock.”
Subject to the discussions below regarding effectively connected income, backup withholding and provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States are generally exempt from the 30% withholding tax if the non-U.S. holder furnishes a valid IRS Form W-8ECI (or applicable successor form) to us or our paying agent and satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits (or different rules) under an applicable income tax treaty.
Gain on Disposition of Common Stock
A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•
the non-U.S. holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•
we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
FATCA
FATCA generally imposes a 30% withholding tax on dividends on our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a

“foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.
While withholding under FATCA would also apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, the Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Non-U.S. holders should consult with their tax advisors regarding the possible implications of these rules on their investment in our common stock.
The preceding discussion of material U.S. federal tax considerations is for prospective non-U.S. investors’ information only. It is not tax advice. Prospective non-U.S. investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the shares of common stock being offered (the “Underwriting Agreement”). Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of common stock indicated in the following table. Goldman Sachs & Co. LLC is the representative of the underwriters and sole book-running manager.
Underwriters	Number of Shares
Goldman Sachs & Co. LLC	705,357
BTIG, LLC	62,500
Needham & Company, LLC	62,500
Craig-Hallum Capital Group LLC	62,500
Total	892,857
The underwriters are committed to take and pay for all of the shares of common stock being offered, if any are taken, other than the shares of common stock covered by the option described below.
Pursuant to the Underwriting Agreement, the underwriters have an option to buy up to an additional 89,286 shares of common stock from us to cover sales by the underwriters of a greater number of shares of common stock than the total number set forth in the table above. They may exercise this option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares of common stock in approximately the same proportion as set forth in the table above.
The following table shows the per-share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.
	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$56.00	$56.00	$49,999,992	$55,000,008
Underwriting discounts and commissions	$2.24	$2.24	$2,000,000	$2,200,000
Proceeds to PAR, before expenses	$53.76	$53.76	$47,999,992	$52,800,008
Our common stock is listed on the New York Stock Exchange under the trading symbol “PAR”.
Shares of common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $1.344 per share from the initial public offering price. After the initial offering of shares of common stock, the underwriters may change the offering price and the other selling terms. This offering of common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our share of the total expenses of this offering of common stock, excluding underwriting discounts and commissions, will be approximately $280,000.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
We have agreed with the underwriters, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC. The foregoing agreement by us does not apply to: (A) the common stock to be sold in this offering and the issuance of the 2027 Convertible Notes; (B) the issuance of common stock, options or warrants or other rights to acquire common stock or any securities exchangeable or exercisable for or convertible into common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, common stock (“Related Securities”) pursuant to the conversion, vesting or exchange of convertible or exchangeable securities; (C) the issuance of common stock or options to purchase common stock, or the issuance of common stock upon exercise of options or the vesting of restricted stock units pursuant to any stock option, stock bonus or other stock plan or arrangement described in the registration statement, this prospectus supplement or the accompanying prospectus; (D) the entry into any agreement approved by the Board of Directors providing for the issuance of common stock or any security convertible into or exercisable for common stock in connection with joint ventures, commercial relationships or other strategic transactions approved by the Board of Directors, and the issuance of any such securities pursuant to any such agreement; and (E) the issuance of common stock in connection with the acquisition by us or any of our subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition, provided further that (i) the aggregate number of shares of common stock or Related Securities that we may sell or issue or agree to sell or issue pursuant to clauses (D) and (E) will not exceed 5% of the aggregate number of shares of common stock outstanding immediately following this offering and (ii) in the case of any issuance under clauses (D) through (E) above, it shall be a condition of such issuance that any recipient or the holder of such common stock or options agree in writing with the underwriters not to sell, offer, dispose of or otherwise transfer any such common stock or options during the period described above without the prior written consent of Goldman Sachs & Co. LLC.
In addition, our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly: (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act or liquidate or decrease any “call equivalent position” within the meaning of Rule 16a-1(b) under the Exchange Act, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of any shares of common stock or options, warrants or rights to acquire shares of common stock or any related securities, (ii) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common stock or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or (iv) publicly announce any intention to do any of the foregoing during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC. The foregoing agreement by our directors and officers is subject to the following exceptions: (i) the transfer of any or all of the common stock or related securities by gift to family members; (ii) dispositions to any trust for the direct or indirect benefit of the director or officer or family members of the director or officer; (iii) dispositions of common stock or related securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests held by the director or officer or family members of the director or officer; (iv) distributions of common stock or related securities to partners, members or stockholders of the director or officer or to the director’s or officer’s affiliates or to any investment fund or other entity controlled or managed by the director or officer; (v) dispositions by will, other testamentary document or intestate succession; provided that in the case of any transfer pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of common stock, shall state that such transfer is a disposition by will, other testamentary document or intestate succession; (vi) transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of common stock, shall state that such transfer is pursuant to an order of a court or regulatory agency, unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority; (vii) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi); (viii) in the case of vesting of restricted stock or a similar security granted pursuant to our equity incentive plans or granted as an inducement award, the disposition of shares to us limited to that number of common stock or related securities as may be necessary to meet tax obligations related to such vesting (or related delivery) of such securities, provided, that any public report or filing under Section 16 of the Exchange Act shall state in the footnotes thereto that the filing relates to the vesting of restricted stock or similar security and a related sale to meet tax obligations; (ix) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), provided that such plan does not provide for any sales or other dispositions of common stock or related securities during the period set forth above and no public announcement or public disclosure of entry into such plan is made or required to be made during the period set forth above; (x) transactions relating to common stock or related securities acquired by the director or officer in open market transactions after the completion of this offering; (xi) the repurchase of common stock or related securities by us in connection with termination of the employment with us; and (xii) in response to a bona fide third-party takeover bid made to all holders of common stock or any other, merger, consolidation, stock exchange or other similar transaction whereby all or substantially all of the common stock are acquired by a third party; provided, however, that (A) in the case of the transactions in clause (i) through (iv) above, and in the case of clause (vii) in respect of a transaction in clause (i) through (iv) above, it shall be a condition to such transfer that each transferee executes and delivers to Goldman Sachs & Co. LLC an agreement in form and substance satisfactory to Goldman Sachs & Co. LLC stating that such transferee is receiving and holding such common stock or related securities subject to the foregoing lock-up restrictions, and (B) in the case of the transactions in clauses (i) through (iv) and (x) above, and in the case of clause (vii) in respect of a transaction in clause (i) through (iv) and (x) above, it shall be a condition to such transfer that prior to the expiration of the period set forth above, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of common stock in connection with such transfer.
Goldman Sachs & Co. LLC may, in its sole discretion and at any time or from time to time before the termination of the period set forth above, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our directors and officers executing a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.
In connection with this offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering of common stock, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to cover the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase additional shares of common stock pursuant to the option described above.
“Naked” short sales are any short sales that create a short position greater than the amount of additional shares of common stock for which the option described above may be exercised. The underwriters must cover any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering of common stock. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Goldman Sachs & Co. LLC has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no common stock has been offered or will be offered pursuant to this offering of common stock to the public in that Relevant State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that common stock may be offered to the public in that Relevant State at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of Goldman Sachs & Co. LLC for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of common stock shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant State who receives any communication in respect of, or who acquires any common stock under, this offering of common stock will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and us that:
(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and
(b)
in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the common stock acquired by it in this offering has not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or has been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the common stock has been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

United Kingdom
This prospectus supplement and any other material in relation to the common stock described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“FPO”); or (ii) high net worth entities and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the FPO; or (iii) outside the United Kingdom (all such persons together being referred to as “Relevant Persons”). The common stock is only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the common stock will be engaged in only with, the Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.
No common stock has been offered or will be offered pursuant to this offering of common stock to the public in the United Kingdom prior to the publication of a prospectus in relation to the common stock which has been approved by the Financial Conduct Authority, except that the common stock may be offered to the public in the United Kingdom at any time:
(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of Goldman Sachs & Co. LLC for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the FSMA provided that no such offer of the common stock shall require us or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the United Kingdom who acquires any common stock in this offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.
Canada
The common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering of common stock.
Hong Kong
The common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and

Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The common stock has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The common stock may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan)or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
The validity of the issuance of our common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher, LLP. The underwriters are being represented in connection with this offering by White & Case LLP.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from PAR Technology Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of PAR Technology Corporation’s internal control over financial reporting as of December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding the adoption of a new accounting standard and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon the authority as experts in accounting and auditing.
The consolidated financial statements of PAR Technology Corporation as of December 31, 2019 and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Punchh Inc. as of December 31, 2020 and for the year then ended have been audited by SingerLewak LLP, an independent auditor, as stated in their report thereon which report expresses an unqualified opinion, and is incorporated by reference in this prospectus supplement and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.partech.com/about-us/investor-relations/. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and contain important information that you should read to understand the nature of any investment by you in our common stock. We are incorporating by reference the documents listed below that we have filed with the SEC (Commission File No. 1-09720):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 16, 2021;
•
the portions of our Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders, as filed with the SEC on April 19, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 10, 2021 and August 9, 2021, respectively;
•	our Current Reports on Form 8-K or Form 8-K/A as filed with the SEC on February 17, 2021, March 8, 2021, March 8, 2021, April 8, 2021, April 12, 2021, June 8, 2021 and June 24, 2021; and
•
the description of our common stock included in our registration statement on Form 8-B (File No. 001-35987) filed on August 23, 1993, pursuant the Exchange Act, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 16, 2021 and including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement forms a part until we file a post-effective amendment that indicates the termination of the offering of common stock made by this prospectus and will become part of this prospectus. These documents include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements on Schedule 14A filed with the SEC.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
PAR Technology Corporation
Attention: Vice President, Business Development
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600
Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or replaces such statement. Any statement so modified shall not be deemed to constitute part of this prospectus supplement except in its modified form and any statement so superseded shall not be deemed to constitute a part of this prospectus supplement.

PROSPECTUS

PAR Technology Corporation
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units
We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The New York Stock Exchange under the symbol “PAR.”
Investing in these securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 30, 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to PAR Technology Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.partech.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed April 21, 2020;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as filed with the SEC on May 11, 2020 and August 7, 2020, respectively;
•
Current Reports on Form 8-K or Form 8-K/A as filed with the SEC on February 3, 2020, February 10, 2020, March 2, 2020, March 6, 2020, March 24, 2020, March 30, 2020, June 9, 2020, July 7, 2020 and September 30, 2020; and

•
The description of our common stock contained in our Registration Statement on Form 8-B as filed with the SEC on August 23, 1993, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
PAR Technology Corporation
Attention: Vice President, Business Development
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, operations, financial condition, and financial results. These statements include but are not limited to statements under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operations, financial condition, financial results and prospects, and that if any of these events occurs, it could adversely affect the value of an investment in our common stock. Market data and certain other statistical information used throughout this prospectus or incorporated by reference herein are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source.
You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and the documents that we have filed as exhibits to documents incorporated by reference and to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.
Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date they were made and are not guarantees of future performance. Except as required by applicable securities law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PAR TECHNOLOGY CORPORATION
Company Overview
PAR Technology Corporation, through its wholly owned subsidiaries - ParTech, Inc. (“ParTech”) and PAR Government Systems Corporation - operates in two distinct reporting segments, Restaurant/Retail and Government. Our Restaurant/Retail segment provides point-of-sale (“POS”) software, hardware, back-office software and integrated technical solutions to the restaurant and retail industries. Our Government segment provides intelligence, surveillance, and reconnaissance solutions and mission systems support to the Department of Defense and other Federal agencies.
Corporate Information
Our principal executive offices are located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600. Our website is http://www.partech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.
“PAR,” “Brink POS®,” “PixelPoint®,” “PAR EverServ®,” “Restaurant Magic®” and “Data Central®” are trademarks of PAR Technology Corporation. This prospectus may also contain trade names and trademarks of other companies. Our use or reference to such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including, without limitation, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and the risk factors described in any applicable prospectus supplement, before making an investment decision and other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.
Our business, operations, financial condition, financial results and prospects, and your investment in the offered securities, could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other things, the acquisition of companies, businesses or assets, the repayment, repurchase or refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds from any offering.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean PAR Technology Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•	the title and type of the debt securities;
•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•	the initial aggregate principal amount of the debt securities;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;
•	the manner of paying principal and interest and the place or places where principal and interest will be payable;
•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•	provisions for a sinking fund, purchase fund or other analogous fund, if any;
•	any redemption dates, prices, obligations and restrictions on the debt securities;
•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;
•	whether the debt securities will be subject to the defeasance provisions in the indenture;
•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•	whether the debt securities will be guaranteed as to payment or performance;
•	any special tax implications of the debt securities;
•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•	any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities
Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•
we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•
failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•
default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and
•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, an event of default by us under any other debt, including any other series of debt securities, will not constitute a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:
•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or
•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•
all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•
We deposit in trust for the benefit of all direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back the debt securities and gave holders thereof, their pro-rata share of the cash and debt securities or bonds deposited in trust. In that event, a holder of the debt securities could recognize gain or loss on the debt securities it gives back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, holders of debt securities would have to rely solely on the trust deposit for repayment of the debt securities. Holders of debt securities could not look to us for repayment in the event of any shortfall.
Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, a holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•
We must deposit in trust for the benefit of all direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, holders of debt securities could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, holders of debt securities may not be able to obtain payment of the shortfall.
Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•
to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•
to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;
•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•
to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•
to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•	to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•	extends the final maturity of any senior debt securities of such series;
•	reduces the principal amount of any senior debt securities of such series;
•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•	reduces the amount payable upon the redemption of any senior debt securities of such series;
•	changes the currency of payment of principal of or interest on any senior debt securities of such series;
•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•
waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•
changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•
modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock or other property in accordance with the terms of the senior debt securities; or
•
reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•	all of the indebtedness of that person for money borrowed;
•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refinancings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of our capital stock and provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this section to “the Company,” “we,” “us” and “our” refer to PAR Technology Corporation and not to its subsidiaries.
Our authorized capital stock consists of 59,000,000 shares of stock, consisting of 58,000,000 shares of common stock, par value $0.02 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.02 per share.
Common Stock
As of September 1, 2020, we had 18,250,819 shares of common stock outstanding.
Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our directors are elected by a plurality, which means that at any meeting of stockholders for the election of directors at which a quorum is present, the holders of a plurality of the common stock are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any then outstanding preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and the terms of our common stock contain no redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
As of September 1, 2020, there were no shares of preferred stock outstanding.
Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
Except as otherwise provided by Delaware Law or by any resolution adopted by our board of directors fixing the rights, preferences and privileges, the qualifications or restrictions of the preferred stock, the entire voting power of the shares of our capital stock for the election of directors and for all other purposes, as well as all other rights pertaining to shares of our capital stock vest exclusively in the common stock.
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation, as Amended and Our Bylaws, as Amended
Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company more difficult. These provisions of the General Corporation Law of the State of Delaware (the “DGCL”) could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.
Stockholder meetings. Under our Certificate of Incorporation, only the board of directors, or the chair of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company may call special meetings of stockholders.
Requirements for advance notification of stockholder nominations and proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Action by written consent. Pursuant to our Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action.
Election and removal of directors. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in our Bylaws. All directors (other than those who may be elected by the holders of any then outstanding preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. The board of directors has the exclusive right to increase or decrease the size of the board, provided such number will not be less than a minimum of three and more than a maximum of fifteen. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by a sole remaining director, and the directors so chosen shall hold office, subject to the limitations set forth in the Bylaws, until the next annual meeting and until their respective successors are elected and qualified. Subject to the rights of the holders of any then outstanding preferred stock any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. This system of electing directors may discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders.
Undesignated preferred stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.
Amendment of provisions in the Certificate of Incorporation. The affirmative vote of the holders of at least 66 2∕3% of all of the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of our Certificate of Incorporation relating to calling special meetings of stockholders, stockholder actions by written consent, the number and election of directors, and director liability.
Amendment of provisions in the Bylaws. The affirmative vote of 66 2∕3% of the stockholders entitled to vote generally for the election of directors, voting together as a single class, is required to amend the provisions of our Bylaws relating to calling special meetings of stockholders, the advance notice procedures, the number, nomination, election, term, and removal of directors.
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; or
•	any action asserting a claim governed by the internal affairs doctrine.
This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. It could apply, however, to a suit that falls within one or more of the categories set forth in the exclusive forum provision and that also asserts claims under the Securities Act of 1933, as amended (the “Securities Act”), inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “PAR.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
If, and in the event, we have holders of preferred stock in the future, then, upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;
•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any additional terms of the governing unit agreement, if applicable;
•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, purchase contract and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities, depositary shares, purchase contracts, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract or warrant agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, units, purchase agreements represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•	through underwriters;
•	through dealers (acting as agents or principals);
•	through agents;
•	directly to one or more purchasers, on a negotiated basis or otherwise; or
•	through a combination of any of these methods or any other method permitted by law.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	on any stock exchange, market, or trading facility on which the securities are traded or in private transactions;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities in respect of which the prospectus supplement is delivered and any applicable restrictions.
A prospectus supplement or supplements (and any related free writing prospectus) will describe the terms of the offering of the securities in respect of which the prospectus supplement is delivered, including the following: the name or names of the agent or any underwriters;
•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of PAR Technology Corporation as of December 31, 2019 and 2018 and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of AccSys, Inc. as of December 31, 2018 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

892,857 Shares

PAR Technology Corporation
Common Stock
PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
Goldman Sachs & Co. LLC
Co-Managers
BTIG	Needham & Company	Craig-Hallum